UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PANERA BREAD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

April 13, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Panera Bread Company to be held at 10:30 a.m., Central Daylight Time, on Thursday, May 25, 2006 at the Hilton St. Louis Frontenac, Ambassadeur Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131.

At the Annual Meeting, you will be asked to elect two persons to the Board of Directors, approve our 2006 Stock Incentive Plan and ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends the approval of the election of directors, approval of the 2006 Stock Incentive Plan and ratification of our independent registered public accounting firm.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, if you do not plan to attend the Annual Meeting, we urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions.

On behalf of all of our team members and directors, I would like to thank you for your continuing support and confidence.

Sincerely,

Ronald M. Shaich
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

We urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2006

The Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, May 25, 2006 at 10:30 a.m., Central Daylight Time, at the Hilton St. Louis Frontenac, Ambassadeur Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131, to consider and act upon the following matters:

1. To elect two directors to our Board of Directors to serve for a term ending in 2009, or until their successors have been duly elected and qualified;

2. To consider and act upon a proposal to approve our 2006 Stock Incentive Plan;

3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2006; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Stockholders of record on our books at the close of business on March 27, 2006 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting personally, please vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy as soon as possible in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

By Order of the Board of Directors,

Patricia A. Gray
Secretary

Dated: April 13, 2006

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Solicitation of Proxies

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 13, 2006 in conjunction with mailing our 2005 Annual Report to Stockholders. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 10:30 a.m., Central Daylight Time, on May 25, 2006, and any adjournment or postponement. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies by mail, telephone, facsimile or Internet, or in person, for a fee of approximately $6,500 plus out-of-pocket expenses relating to the solicitation.

Proposals to be Voted Upon

Proposal 1.  The first proposal is to elect two directors to our Board of Directors to serve for a term ending in 2009, or until their successors have been duly elected and qualified.

Proposal 2.  The second proposal is to approve our 2006 Stock Incentive Plan.

Proposal 3.  The third proposal is to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2006.

When you return your proxy properly signed (or vote on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” the election of each of the nominees listed below and “FOR” Proposals 2 and 3, and in the discretion of the persons named as proxies in the manner they believe to be in Panera’s best interests as to other matters that may properly come before the meeting.

Voting Procedures

You may vote either in person at the Annual Meeting or by proxy. To vote by proxy, you must select one of the following options:

• Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Date and sign the proxy card.

•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than the day before the Annual Meeting for your proxy to be valid and for your vote to count.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

• Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-800-652-8683.

•	Have the proxy card in hand.

•	Follow and comply with the recorded instructions before the deadline of May 24, 2006.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

• Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.computershare.com/expressvote.

•	Have the proxy card in hand.

•	Follow the instructions provided on the site.

•	Submit the electronic proxy before the deadline of May 24, 2006.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight Time, on May 24, 2006. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

The Internet and telephone voting procedures appear on the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded before the deadline.

Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to vote by telephone or Internet. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting, and you own your Panera shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by May 24, 2006. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight Time, on May 24, 2006.

Your properly completed proxy/voting instruction card will appoint Neal J. Yanofsky and Patricia A. Gray as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Yanofsky is our President and Ms. Gray is our Senior Vice President, Chief Legal Officer and Secretary. Your proxy permits you to direct the proxy holders to:

•	vote “for” or to withhold your votes from particular nominees for director;

•	vote “for,” “against” or “abstain” from the proposal to approve the 2006 Stock Incentive Plan; and

•	vote “for,” “against” or “abstain” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2006.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the election of the nominees for director, “FOR” the proposal to approve the 2006 Stock Incentive Plan and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2006.

Revocation of Proxies

You may revoke your proxy at any time before its use by casting a new vote on the Internet or by telephone or by delivering to us a duly executed proxy or written notice of revocation bearing a later date. If you execute a proxy but are present at the meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Stockholders Entitled to Vote

The Board of Directors has fixed March 27, 2006 as the record date for the meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record on the record date. On the record date, we had 29,955,313 shares of Class A Common Stock outstanding (each of which entitles its holder to one vote), and 1,400,031 shares of Class B Common Stock outstanding (each of which entitles its holder to three votes). Unless indicated otherwise, we refer to our Class A and Class B Common Stock in this proxy statement as the “Common Stock.” Holders of Common Stock do not have cumulative voting rights.

Shares Held in 401(k) Plan

On March 27, 2006, our 401(k) plan, which is called the Panera, LLC 401(k) Plan, held 29,504 shares of our Class A Common Stock in the name of Banker’s Trust Company, as trustee of the 401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Banker’s Trust how to vote shares of Common Stock credited to your 401(k) Plan account by indicating your instructions on your proxy card and returning it to us by May 24, 2006. Our Chief Financial Officer will vote all shares held in the 401(k) Plan, for which Banker’s Trust does not receive voting instructions, “FOR” the election of the director nominees listed below and “FOR” Proposals 2 and 3. The trustee will vote the shares as instructed if proper instructions are received by 11:59 p.m., Eastern Daylight Time, on May 24, 2006.

Quorum

For all proposals on the agenda for the meeting, the holders of a majority in interest of the combined voting power of the Common Stock issued and outstanding entitled to vote must be present in person or by proxy for a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as “broker non-votes” described below, will be counted toward establishing the presence of a quorum.

Votes Required

Each director will be elected by plurality vote of the combined voting power of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote. Shares for which the vote is withheld will be excluded entirely and will have no effect on the election of such director.

Under our by-laws, Proposals 2 and 3 require an affirmative vote of a majority of the combined voting power of the shares of Common Stock present at the meeting in person or by proxy and entitled to be cast at the meeting. For this purpose, abstentions are considered present and will have the effect of a vote against. In addition, “broker non-votes” will be excluded entirely and will have no effect on Proposals 2 and 3.

Under the rules of the Nasdaq National Market, Proposal 2 also requires the affirmative vote of a majority of the total votes cast on the Proposal in person or by proxy. For this purpose, abstentions will be treated as votes cast and will have the same effect as a vote against Proposal 2. Broker non-votes will not be considered to be votes cast with respect to this matter and thus will have no effect on the outcome.

If you hold shares of Common Stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the Common Stock in accordance with your instructions. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our certificate of incorporation provides for a classified Board of Directors in which the Board of Directors is divided into three classes, each having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders. In addition, our by-laws allow the Board to select one or more persons as an honorary “Director Emeritus,” who provides advice and counsel to the Board, but does not vote.

The Board of Directors currently consists of five members, divided into three classes: Domenic Colasacco and Thomas E. Lynch, with terms ending in 2006; Larry J. Franklin, with a term ending in 2007; and Ronald M. Shaich and Fred K. Foulkes, with terms ending in 2008. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. The Board has nominated Domenic Colasacco and Thomas E. Lynch for re-election as Class II directors at the Annual Meeting with a term ending in 2009, if elected. In addition, in gratitude for his lengthy and valued service to Panera, the Board has selected George E. Kane to continue his service as a Director Emeritus until 2007.

The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age for the nominees for election as directors, for each director continuing in office and for our Director Emeritus, based on information furnished to us by those persons. The following information is as of February  1, 2006, unless otherwise noted.

			Term as a
Name	Age	Position(s)	Director Ends	Class

Nominees for Election as Class II Directors:
Domenic Colasacco(1)(2)(3)	57	Director	2006	II
Thomas E. Lynch(2)(3)	46	Director	2006	II
Directors Continuing in Office:
Larry J. Franklin(1)(2)	57	Director	2007	III
Ronald M. Shaich	52	Chairman and Chief Executive Officer, Director	2008	I
Fred K. Foulkes(1)(3)	64	Director	2008	I
Director Emeritus:
George E. Kane(4)	101	Director Emeritus	N/A	N/A

(1)	Member of the Compensation and Stock Option Committee.

(2)	Member of the Committee on Nominations and Corporate Governance.

(3)	Member of the Audit Committee.

(4)	Serving as a non-voting Director Emeritus. Our by-laws permit our Board of Directors to elect one or more of our former directors who has served our company with distinction to serve as a “Director Emeritus.” Directors Emeritus may be asked to serve as consultants to the Board of Directors and may be appointed by the Board of Directors to serve as consultants to Board committees. Directors Emeritus are not be permitted to vote on matters brought before the Board of Directors or any Board committee and are not counted for the purposes of determining whether a quorum of the Board of Directors or the committee is present. Directors Emeritus are entitled to receive reimbursement for expenses of meeting attendance, fees or other compensation as approved by the Board of Directors. A Director Emeritus does not have any of the responsibilities or liabilities of a director, or any of a director’s rights, powers or privileges.

Nominees for Election as Directors

Domenic Colasacco.  Mr. Colasacco has served as a director since March 2000. Mr. Colasacco has been President and Chief Executive Officer of Boston Trust & Investment Management, a banking and trust company providing fiduciary and investment management services, since 1992. Mr. Colasacco joined Boston Trust in 1974 after beginning his career in the research division of Merrill Lynch & Co. in New York City.

Thomas E. Lynch.  Mr. Lynch has served as a director since June 2003. Mr. Lynch has been a Senior Managing Director of Mill Road Capital, a private equity firm, since January 2005. From 2000 until December 2004, Mr. Lynch was a Senior Managing Director of Mill Road Associates, a financial advisory firm that he founded in 2000. From 1997 through 2000, Mr. Lynch was the founder and Managing Director of Lazard Capital Partners, a private equity firm affiliated with the investment bank Lazard Ltd. From 1990 to 1997, Mr. Lynch was a Managing Director at the Blackstone Group, an investment and advisory firm, where he was a senior investment professional for Blackstone Capital Partners. Prior to Blackstone, Mr. Lynch was a senior consultant at the Monitor Company, a strategic consulting firm.

Directors Continuing in Office

Larry J. Franklin.  Mr. Franklin has served as a director since June 2001. Mr. Franklin has been the President and Chief Executive Officer of Franklin Sports, Inc., a branded sporting goods manufacturer and marketer, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to 1986. Mr. Franklin currently serves on the Board of Directors of Bradford Soap International, Inc., a private manufacturer of private label soaps.

Ronald M. Shaich.  Mr. Shaich is a co-founder of our company and has served as a director since 1981. Mr. Shaich has also served as Chairman of the Board since May 1999 and as our Chief Executive Officer since May 1997. Mr. Shaich previously served as Co-Chairman of the Board from January 1988 to May 1999 and as Co-Chief Executive Officer from January 1988 to May 1994. Mr. Shaich serves as a director of the non-profit Lown Cardiovascular Research Foundation.

Fred K. Foulkes.  Dr. Foulkes has served as a director since June 2003. Dr. Foulkes has been a Professor of Organizational Behavior and the director of the Human Resources Policy Institute at Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. From 1968 to 1980, Dr. Foulkes was a member of the Harvard Business School faculty. Dr. Foulkes serves on the Board of Directors of Bright Horizons Family Solutions, a provider of employer-sponsored child care, early education and work/life consulting services.

Director Emeritus

George E. Kane.  Mr. Kane has served as a Director Emeritus since May 2004. Mr. Kane served as a director from November 1988 to May 2004. Mr. Kane was also one of our directors from December 1981 to December 1985 and a Director Emeritus from December 1985 to November 1988. Mr. Kane retired in 1970 as President of Garden City Trust Company (now University Trust Company) and served as an Honorary Director of University Trust Company from December 1985 to January 2000.

Corporate Governance Matters

Our Board of Directors has long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Financial Reports page of the About Us — Investor Relations section of our website at www.panerabread.com. Alternatively, you can request a copy of any of these documents by writing to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Principles and Practices to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to attend director education programs; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director of Panera will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Domenic Colasacco, Fred K. Foulkes, Larry J. Franklin or Thomas F. Lynch has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Committee on Nominations and Corporate Governance to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Committee on Nominations and Corporate Governance applies the criteria specified in our Corporate Governance Principles and Practices. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Corporate Governance Principles and Practices also provide that an objective of Board composition is to bring to our company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for the Board of Directors possess appropriate qualifications and reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

Stockholders may recommend individuals to the Committee on Nominations and Corporate Governance for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to the Committee on Nominations and Corporate Governance, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2007 Annual Meeting.” If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

The Board met five times during the fiscal year ended December 27, 2005, either in person or by teleconference. During the fiscal year ended December 27, 2005, each director attended all of the Board meetings and committee meetings on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Principles and Practices provide that directors are expected to attend the Annual Meeting of stockholders. Two of our directors attended the 2005 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees — the Audit Committee, the Compensation and Stock Option Committee, and the Committee on Nominations and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Financial Reports page of the About Us — Investor Relations section of our website, www.panerabread.com.  In addition, a copy of the Audit Committee charter was included as an appendix to the proxy statement for our 2004 annual meeting.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	selecting, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management; and

•	preparing the audit committee report required by the Securities and Exchange Commission rules (which is included on page 23 of this proxy statement).

The members of the Audit Committee are Domenic Colasacco (chair), Fred K. Foulkes and Thomas E. Lynch. The Board of Directors has determined that Domenic Colasacco is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met nine times during fiscal year 2005.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chairman and Chief Executive Officer;

•	determining the compensation of our Chairman and Chief Executive Officer;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	reviewing and making recommendations to the Board with respect to management succession planning; and

•	overseeing and administering our cash and equity incentive plans.

The members of the Compensation and Stock Option Committee are Fred K. Foulkes (chair), Domenic Colasacco and Larry J. Franklin. The Compensation Committee met four times during fiscal year 2005.

Committee on Nominations and Corporate Governance

The responsibilities of the Committee on Nominations and Corporate Governance include:

•	determining the skills and qualifications required of directors and developing criteria to be considered in selecting potential candidates for Board membership;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations to the Board with respect to our Corporate Governance Principles and Practices; and

•	overseeing an annual evaluation of the Board.

The members of the Committee on Nominations and Corporate Governance are Larry J. Franklin (chair), Domenic Colasacco and Thomas E. Lynch. The Committee on Nominations and Corporate Governance met three times during fiscal year 2005.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Committee on Nominations and Governance, with the assistance of our Chief Legal Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Although stockholders may not speak to directors directly, they may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. In the United States, the Ethics Hotline can be reached by dialing toll-free 1-888-840-4151.

Standards of Business Conduct

We have adopted a written Standards of Business Conduct, a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Standards of Business Conduct on the Financial Reports page of the About Us — Investor Relations section of our website, which is located at www.panerabread.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the Standards of Business Conduct.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Domenic Colasacco, Fred K. Foulkes and Larry J. Franklin served on the Compensation and Stock Option Committee during the fiscal year ended December 27, 2005. None of the members of the Compensation and Stock Option Committee had interlocking or other relationships with other boards or with us during the 2005 fiscal year that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission.

Compensation of Directors

Our directors who are also our employees receive no additional or special compensation for serving as directors.

Following is a description of the compensation arrangements for our non-employee directors and our Director Emeritus.

Cash Compensation.  Effective as of the beginning of fiscal year 2006, our directors who are not employees and our Director Emeritus receive an annual cash fee of $32,000, payable in four equal quarterly installments of $8,000 at the beginning of each fiscal quarter. In addition, effective as of the beginning of fiscal year 2006, each non-employee director who serves as a chair of a committee of our Board of Directors receives the following annual cash fees, in each case payable in four equal quarterly installments at the beginning of each fiscal quarter:

•	chairperson of the Audit Committee — $10,000;

•	chairperson of the Compensation and Stock Option Committee — $5,000; and

•	chairperson of the Nominations and Corporate Governance Committee — $3,000.

All non-employee directors and the Director Emeritus also receive reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

Equity Compensation.  Our non-employee directors, but not our Director Emeritus, also receive equity compensation for serving as directors.

For service during the 2005 fiscal year and in lieu of any other option or other equity grant for service during that fiscal year, each of our non-employee directors are eligible to receive a one-time grant of:

•	467 shares of Class A Common Stock (which is equal to $32,000 divided by $68.55, the fair market value of the stock on the day of grant); and

•	a fully vested option to purchase 1,867 shares of Class A Common Stock (which is equal to four times the number of shares granted under the first bullet above), with an exercise price of $68.55, which was the fair market value of the stock on the date of grant. The options are exercisable for a period of 6 years, subject to earlier termination following termination of service as a director.

The option grant to non-employee directors described above was made on January 30, 2006. The grant of 467 shares of Class A Common Stock described above has not yet been made and will be made to non-employee directors if and when we have a stock incentive plan approved by stockholders that permits us to make the grants to our non-employee directors; for example, when and if our stockholders approve our 2006 Stock Incentive Plan described in Proposal 2 below. The stock grants could not be made because our non-employee directors are currently eligible to receive awards only under our 2001 Plan (which only allows us to grant options) and are not eligible to receive awards under our 1992 Plan (which allows us to grant options, stock appreciation rights, performance shares and restricted stock awards).

Effective as of the beginning of fiscal year 2006, for service during each fiscal year after 2005, our non-employee directors will receive annual grants, as of the first business day of the fiscal year immediately following such fiscal year, of:

•	a number of shares of stock equal to $32,000 divided by the fair market value of our Class A Common Stock on the date of grant; and

•	a fully vested option to purchase such number of shares of our Class A Common Stock as is equal to the number of shares of restricted stock awarded under the previous bullet times the ratio of option shares to restricted stock shares determined for our long term incentive plan grants for such fiscal year, with an exercise price equal to the fair market value of our Class A Common Stock on the date of grant. The options will be exercisable for a period of 6 years, subject to earlier termination following termination of service as a director.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers as of April 7, 2006, who are not also directors, is set forth below. Generally, our Board of Directors elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)

Neal J. Yanofsky	48	President
John M. Maguire	40	Executive Vice President
Mark A. Borland	53	Senior Vice President, Chief Supply Chain Officer
Scott G. Davis	42	Senior Vice President, Chief Concept Officer
Rebecca A. Fine	43	Senior Vice President, Chief People Officer
Patricia A. Gray	51	Senior Vice President, Chief Legal Officer and Secretary
Mark E. Hood	53	Senior Vice President, Chief Financial Officer
Thomas C. Kish	40	Senior Vice President, Chief Information Officer
Michael J. Kupstas	49	Senior Vice President, Chief Franchise Officer
Michael Markowitz	59	Senior Vice President, Chief Brand Officer
Michael J. Nolan	46	Senior Vice President, Chief Development Officer
William H. Simpson	43	Senior Vice President, Company and Joint Venture Operations

Neal J. Yanofsky.  Mr. Yanofsky was appointed as our President in April 2006 and had previously served as our Executive Vice President, Chief Administrative Officer from June 2003 to April 2006. From June 1999 to June 2003, Mr. Yanofsky was an independent business consultant with a practice focused on strategy development for high growth firms, including Panera. From April 1990 to June 1999, Mr. Yanofsky held the following positions with Fidelity Capital, the private equity arm of Fidelity Investments, Vice President of Fidelity Ventures from 1992 to June 1999, Senior Project Manager at Fidelity Capital from 1991 to 1992, and Chief Financial Officer of Boston Coach, a Fidelity owned provider of executive transportation services, from 1990 to 1991.

John M. Maguire.  Mr. Maguire was appointed as our Executive Vice President in April 2006 and had previously served as our Senior Vice President, Chief Company and Joint Venture Operations Officer from August 2001 to April 2006. Mr. Maguire joined us in April 1993. From April 2000 to July 2001, Mr. Maguire served as our Vice President, Bakery Operations, from November 1998 to March 2000 Mr. Maguire served as our Vice President, Commissary Operations and from April 1993 to October 1998, Mr. Maguire was a manager and director of our company.

Mark A. Borland.  Mr. Borland has served as our Senior Vice President, Chief Supply Chain Officer since August 2002. Mr. Borland joined our company in 1986 and held management positions within Au Bon Pain and Panera Bread divisions until 2000, including Executive Vice President, Vice President of Retail Operations, Chief Operating Officer and President of Manufacturing Services. From 2000 to 2001, Mr. Borland served as Senior Vice President of Operations at RetailDNA, a provider of sales and marketing products, then rejoined us as a consultant in the summer of 2001.

Scott G. Davis.  Mr. Davis has served as our Senior Vice President, Chief Concept Officer since May 1999. Mr. Davis joined us in 1987 and from May 1996 to May 1999 served as our Vice President, Customer Experience. From June 1994 to May 1996, Mr. Davis served as our director of Concept Services and Customer Experience.

Rebecca A. Fine.  Ms. Fine has served as our Senior Vice President, Chief People Officer since August 2004. Ms. Fine was Chief People Officer for Seed Restaurant Group, a chain restaurant operator, from February 2000 to August 2004. She also served as Chief Administrative Officer for Shoney’s Inc., a chain restaurant operator, from March 1996 to February 2000.

Patricia A. Gray.  Ms. Gray has served as our Senior Vice President, Chief Legal Officer since May 2005 and has served as our Secretary since March 2006. Ms. Gray was Senior Vice President, General Counsel and Secretary for Arch Wireless, Inc., a wireless messaging company, from June 1999 to November 2004.

Mark E. Hood.  Mr. Hood has served as our Senior Vice President, Chief Financial Officer since April 2003. In April 2006, we announced that Mr. Hood will be stepping down as our Senior Vice President, Chief Financial Officer on May 4, 2006 and will serve as a consultant to us through August 31, 2006. Mr. Hood joined us in August 2002, and from August 2002 to April 2003 served as our Senior Vice President, Finance and Administration. From August 2000 to April 2002, Mr. Hood served as the Chief Financial and Administrative Officer of the U.S. Loyalty Corporation, a consumer loyalty services company. From June 1995 to September 1999, Mr. Hood served as an executive at Saks Fifth Avenue, a retail store operator, most recently as Executive Vice President and Chief Financial and Administrative Officer. Prior to joining Saks, Mr. Hood held a number of financial positions with the May Department Stores Co., a retail store operator, from 1983 to 1995.

Thomas C. Kish.  Mr. Kish has served as our Senior Vice President and Chief Information Officer since December 2004. From April 2001 to December 2004, Mr. Kish served as our Vice President and Chief Information Officer. Prior to joining us, Mr. Kish was Vice President, Information and Support Services for Papa John’s International, a chain restaurant operator, from 1995 to 2001.

Michael J. Kupstas.  Mr. Kupstas has served as our Senior Vice President, Chief Franchise Officer and Assistant Secretary since September 2001. Mr. Kupstas joined us in 1996. From August 1999 to September 2001, Mr. Kupstas served as our Vice President, Franchising and Brand Communication and from January 1996 to August 1999, Mr. Kupstas was our Vice President, Company and Franchise Operations. From April 1991 to January 1996, Mr. Kupstas was Senior Vice President/Division Vice President for Long John Silver’s, Inc., a chain restaurant operator. Mr. Kupstas is also Board Chairman of Operation Food Search.

Michael Markowitz.  Mr. Markowitz has served as our Senior Vice President, Chief Brand Officer since June 2005. Mr. Markowitz was President of Michael Markowitz & Associates, Inc., a marketing company that provided consulting services to us, from May 1991 until October 2004.

Michael J. Nolan.  Mr. Nolan has served as our Senior Vice President, Chief Development Officer since he joined us in August 2001. From December 1997 to March 2001, Mr. Nolan served as Executive Vice President & Director for John Harvard’s Brew House, L.L.C., a chain restaurant operator, and as Senior Vice President, Development, for American Hospitality Concepts, Inc., a chain restaurant operator. From March 1996 to December 1997, Mr. Nolan was Vice President of Real Estate & Development for Apple South Incorporated, a chain restaurant operator, and from July 1989 to March 1996, Mr. Nolan was Vice President of Real Estate and Development for Morrison Restaurants Inc., a chain restaurant operator. Prior to 1989, Mr. Nolan served in various real estate and development capacities for Cardinal Industries, Inc., a chemical and chemical equipment manufacturer, and Nolan Development and Investment, a private development company.

William H. Simpson.  Mr. Simpson was appointed as our Senior Vice President, Company and Joint Venture Operations in April 2006 and had previously served as our Vice President, Retail Operations from February 2005 to April 2006. From November 2002 to February 2005, Mr. Simpson served as our Director of Retail Operations and Joint Venture Partner. From June 1998 to November 2002, Mr. Simpson was Vice President of Franchise Operations and Regional Vice President of Company Operations for Bennigan’s Restaurants, a chain restaurant operator.

In April 2006, we announced that Jeffrey W. Kip, age 38, would become our Senior Vice President, Chief Financial Officer effective May 5, 2006, replacing Mr. Hood in those capacities. Mr. Kip has served as our Vice President, Finance and Planning since November 2003 and had served as our Vice President, Corporate Development from May 2003 to November 2003. From November 2002 to April 2003, Mr. Kip was an Associate Director and then Director at UBS, an investment banking firm, and from August 1999 to November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

Employment Arrangements with Executive Officers

All of our named executive officers described below are “at will” employees and certain of them entered into executive employment letter agreements with us when hired. Information with respect to those letter agreements follows.

Neal J. Yanofsky.  We and Neal J. Yanofsky are parties to an Executive Employment Letter Agreement dated June 3, 2003, which provides Mr. Yanofsky with an initial base salary of $375,000, stock options for 200,000 shares of Class A Common Stock vesting over five years and a right to participate in our performance compensation program. Mr. Yanofsky is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

Michael J. Kupstas.  We and Michael J. Kupstas are parties to an Executive Employment Letter Agreement dated December 22, 1995 which provides Mr. Kupstas with an initial annual base salary of $150,000, stock options for 11,500 shares of Class A Common Stock vesting over five years, a right to participate in our performance compensation program, a car allowance of $5,000, reimbursement of certain relocation expenses and a lump sum payment of $35,000. Mr. Kupstas is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

Mark A. Borland.  We and Mark A. Borland are parties to an Executive Employment Letter Agreement dated August 2, 2002, which provides Mr. Borland with an initial base salary of $200,000, stock options for 50,000 shares of Class A Common Stock vesting over five years, a right to participate in our performance compensation program and a car allowance of $5,000. Mr. Borland is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

Other Agreements.  Other senior vice presidents are parties to Executive Employment Letter Agreements which provide for a minimum base salary, a right to participate in our performance compensation programs, an initial stock option grant vesting over five years and, in some cases, a car allowance. Employment is terminable at will by either the executive or us. In addition, all of our senior vice presidents are parties to Confidential and Proprietary Information and Non-Competition Agreements, which provide that, in the event a senior vice president is terminated without cause, he or she will receive his or her then current annual base salary (including car allowance, if applicable) and insurance benefits, and may make contributions to our 401 (k) plan, for a period of one year. All such payments are reduced by any compensation the terminated senior vice president receives in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the agreement.

EXECUTIVE COMPENSATION

Compensation

The following tables set forth information concerning the compensation we paid or accrued during the fiscal years ended December 27, 2003, December 25, 2004 and December 27, 2005 to or for our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus combined exceeded $100,000 for fiscal year 2005. We sometimes refer to these persons as our named executive officers.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation					Securities	All Other
				Other Annual		Restricted Stock	Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)	Compensation($)		Awards($)	Options(#)	($)(4)

Ronald M. Shaich	2005	483,846	600,000	114,903	(1)	374,968	146,880	3,223
Chairman and	2004	415,385	400,000	37,598	(1)	—	100,000	5,426
Chief Executive Officer	2003	397,616	—	49,881	(1)	—	100,000	19,129
Neal J. Yanofsky	2005	436,154	303,437		(2)	140,870	33,220	976
Executive Vice President,	2004	398,174	153,500		(2)	—	—	962
Chief Administrative Officer	2003	197,597	56,630		(2)	—	200,000	521
Michael J. Kupstas	2005	290,769	145,000	15,073	(3)	146,437	—	2,678
Senior Vice President,	2004	259,231	58,750		(2)	—	15,000	4,624
Chief Franchise Officer	2003	238,462	28,032		(2)	—	—	4,922
Mark A. Borland	2005	290,769	151,000		(2)	71,456	5,689	1,437
Senior Vice President,	2004	259,231	30,000		(2)	—	5,000	1,403
Chief Supply Chain Officer	2003	238,460	47,304		(2)	—	—	1,202
Scott G. Davis	2005	290,961	163,750		(2)	146,437	—	2,140
Senior Vice President,	2004	259,231	46,250		(2)	—	15,000	4,095
Chief Concept Officer	2003	238,460	29,784		(2)	—	5,000	4,493

(1)	Consists of (1) $102,283, $24,919 and $36,735 in personal chartered air travel (based on the aggregate incremental cost of such travel to us) in fiscal years 2005, 2004 and 2003, respectively, and (2) $12,620, $12,679 and $13,146 for car lease and car insurance payments in fiscal years 2005, 2004 and 2003.

(2)	We did not pay “Other Annual Compensation” to such named executive officer for that fiscal year, except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual’s salary plus bonus other than as noted with respect to Mr. Shaich and Mr. Kupstas.

(3)	Consists of personal chartered air travel (based on the aggregate incremental cost of such travel to us) in fiscal year 2005.

(4)	Amounts reported in this column are comprised of the items set forth in the table below. Amounts listed for insurance premiums consist of premiums relating to life insurance and accidental death and dismemberment insurance.

		Matching
		401(k) Plan	Insurance	Relocation
Name	Year	Contributions($)	Premiums($)	Reimbursement($)

Ronald M. Shaich	2005	1,082	2,141	—
	2004	3,306	2,120	—
	2003	5,750	2,001	11,378
Neal J. Yanofsky	2005	—	976	—
	2004	—	962	—
	2003	—	521	—
Michael J. Kupstas	2005	1,082	1,596	—
	2004	3,075	1,549	—
	2003	3,554	1,368	—
Mark A. Borland	2005	—	1,437	—
	2004	—	1,403	—
	2003	—	1,202	—
Scott G. Davis	2005	1,082	1,058	—
	2004	3,075	1,020	—
	2003	3,577	916	—

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options we granted during fiscal year 2005 to each of the named executive officers.

Aggregated Option Grants in Last Fiscal Year

	Individual Grants
		Percent of Total
		Options			Potential Realizable
	Number of	Granted to			Value at Assumed
	Securities	Employees in	Exercise Price	Expiration	Annual Rates of Stock Price Appreciation for Option Terms ($)(3)
Name	Underlying Options	Fiscal Year	($/Share)(1)	Date(2)	5%($)	10%($)

Ronald M. Shaich	125,000	33.8%	54.41	3/4/2011	2,313,075	5,247,579
	21,880	5.9%	72.58	2/13/2012	540,089	1,225,278
Neal J. Yanofsky	25,000	6.8%	54.41	3/4/2011	462,615	1,049,576
	8,220	2.2%	72.58	2/13/2012	202,904	460,319
Michael J. Kupstas	—	—	—	—	—	—
Mark A. Borland	5,689	1.5%	50.25	9/15/2011	97,224	220,568
Scott G. Davis	—	—	—	—	—	—

(1)	The exercise price per share of each option is the closing price of our Class A Common Stock on The Nasdaq National Market on the date of grant, which was determined by the Compensation and Stock Option Committee of our Board of Directors to be the fair market value of our Class A Common Stock on the date of grant.

(2)	Options were granted under our 2001 Employee, Director and Consultant Stock Option Plan at the market price on the date of grant. The options vest in four equal annual installments beginning two years after the grant date and have a six-year term, except that Mr. Shaich’s option to purchase 125,000 shares vested on the grant date.

(3)	The dollar amounts in these columns are the result of calculations at stock appreciation rates specified by the Securities and Exchange Commission and are not intended to forecast actual future appreciation rates of our stock price. These amounts represent total hypothetical gains that each of our named executive officers could achieve if he were to exercise each of his stock options in full just before it expires. These amounts assume that our stock price will appreciate at a rate of 5% and 10% compounded annually from the date on which the options were granted until their expiration. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The gains shown are purely hypothetical; of course, we cannot predict how our stock price will perform in the future, nor can we predict how long a named executive officer will actually remain our employee.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercise of options by each named executive officer during the 2005 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 27, 2005 and the values of “in-the-money” options, which represent the positive spread between the exercise price of any such option and the fiscal year-end value of our Class A Common Stock.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares Acquired	Value	Options at Fiscal Year-End(#)		Fiscal Year End($)(1)
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald M. Shaich	53,660	2,703,470	345,000	41,880	9,433,000	654,816
Neal J. Yanofsky	10,000	283,280	40,000	185,220	1,238,400	4,916,537
Michael J. Kupstas	18,750	708,788	11,250	30,344	560,488	959,075
Mark A. Borland	25,000	863,350	—	37,111	—	1,200,267
Scott G. Davis	20,000	979,190	1,250	31,594	29,950	954,400

(1)	Based upon a fair market value of $67.11 per share of Class A Common Stock, the closing price of a share of Class A Common Stock on the Nasdaq National Market on December 27, 2005.

Long-Term Incentive Plan Awards In Last Fiscal Year

The following table provides information regarding long-term incentive plan awards that we granted during fiscal year 2005 to each of our named executive officers. All of the awards were made pursuant to our 2005 Long-Term Incentive Plan, which was approved by our Board of Directors in September 2005, and were made in September 2005, except for the awards for Mr. Shaich and Mr. Yanofsky, which were made in January 2006 but relate to fiscal year 2005.

		Performance or
	Number of Shares,	Other Period Until	Estimated Future Payouts Under Non-Stock Price-Based
	Units or Other	Maturation or	Plans (Units or $)
Name	Rights (# or $)	Payout	Threshold	Target	Maximum

Ronald M. Shaich
Restricted Stock Awards	5,470	2005 - 2010	5,470	5,470	5,470
Choice Awards:
Restricted Stock Awards	—	—	—	—	—
Stock Options	21,880	2005 - 2010	21,880	21,880	21,880
Performance Awards	$750,000	2005-2007	—	$750,000	$1,500,000
Neal J. Yanofsky
Restricted Stock Awards	2,055	2005 - 2010	2,055	2,055	2,055
Choice Awards:
Restricted Stock Awards	—	—	—	—	—
Stock Options	8,220	2005 - 2010	8,220	8,220	8,220
Performance Awards	$281,250	2005-2007	—	$281,250	$562,500
Michael J. Kupstas
Restricted Stock Awards	1,422	2005 - 2010	1,422	1,422	1,422
Choice Awards:
Restricted Stock Awards	1,422	2005 - 2010	1,422	1,422	1,422
Stock Options	—	—	—	—	—
Performance Awards	$150,000	2005-2007	—	$150,000	$300,000
Mark A. Borland
Restricted Stock Awards	1,422	2005 - 2010	1,422	1,422	1,422
Choice Awards:
Restricted Stock Awards	—	—	—	—	—
Stock Options	5,689	2005 - 2010	5,689	5,689	5,689
Performance Awards	$150,000	2005-2007	—	$150,000	$300,000
Scott G. Davis
Restricted Stock Awards	1,422	2005 - 2010	1,422	1,422	1,422
Choice Awards:
Restricted Stock Awards	1,422	2005 - 2010	1,422	1,422	1,422
Stock Options	—	—	—	—	—
Performance Awards	$150,000	2005-2007	—	$150,000	$300,000

Restricted Stock Awards

Restricted stock awards under our 2005 Long-Term Incentive Plan are shares of Class A Common Stock that are subject to forfeiture. We granted restricted stock awards to Messrs. Kupstas, Borland and Davis effective September 1, 2005 and to Messrs. Shaich and Yanofsky effective January 30, 2006. The restricted stock subject to the restricted stock awards may not be sold or transferred unless and until it vests, at which time all restrictions will lapse for the number of shares that vest. The shares of restricted stock vest over a five-year period from September 1,

2005, with 25% vesting on September 1, 2007, and an additional 25% vesting on September 1, 2008, 2009 and 2010, respectively, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional restricted stock which would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested in addition to the restricted stock that was vested in accordance with the formula above.

Choice Awards

Choice awards under our 2005 Long-Term Incentive Plan permit a recipient to elect to receive an award in the form of a restricted stock award or a non-statutory stock option. We granted choice awards to Messrs. Kupstas, Borland and Davis effective September 15, 2005 and to Messrs. Shaich and Yanofsky effective February 13, 2006. The executive elected to receive the number of shares of restricted stock specified as Restricted Stock Awards under the Choice Award heading, or non-statutory stock options to purchase the number of shares of Class A Common Stock specified as Stock Options under the Choice Award heading, as the case may be, or could have elected to receive a combination of restricted stock and non-statutory stock options. The portion of the choice award elected to be in the form of a stock option over restricted stock were for stock options to purchase a number of shares equal to four times the number of shares of restricted stock that would have been awarded. Options granted pursuant to a choice award have an exercise price equal to the closing price of the Class A Common Stock on The Nasdaq National Market on the effective date for the award, and vest over a five-year period from September 15, 2005, with 25% vesting on September 15, 2007, and an additional 25% vesting on September 15, 2008, 2009 and 2010, respectively. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional portion of the option that would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested in addition to the portion of the option that was vested in accordance with the formula above. The options terminate six years from the date of grant, but will be subject to earlier termination as provided in the award agreement. The provisions of the restricted stock awards described above also apply to the choice awards that the executive elects to receive as restricted stock awards, if any.

Performance Awards

Performance awards under our 2005 Long-Term Incentive Plan represent the target value of performance awards in dollars based on achievement of performance goals established by our Compensation and Stock Option Committee. We granted performance awards to Messrs. Kupstas, Borland and Davis on September 1, 2005 and to Messrs. Shaich and Yanofsky on January 30, 2006. The performance period for all of the performance awards granted under our 2005 Long-Term Incentive Plan is the three-fiscal-year period beginning with the 2005 fiscal year. The performance goals, including each performance metric, weighing of each metric and award levels for each metric for the performance awards are communicated to each recipient and are based on various predetermined earnings and operating metrics. The performance awards will be earned based on the achievement of predetermined earnings and operating performance metrics at the end of the three-fiscal-year performance period, assuming the recipient remains employed by us. The performance awards range from 0% to 200% of the target award, based on the level of achievement of each performance metric. The performance awards will be payable 50% in cash and 50% in whole shares of Class A Common Stock, or in some other combination of cash and stock as our Compensation and Stock Option Committee determines.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) is composed exclusively of non-employee, independent directors. The Compensation Committee is responsible for working with management to establish appropriate compensation practices for the Company and determining the compensation and other benefits for officers of the Company holding positions of senior vice president and above, including the named executive officers listed in the summary compensation table. The Compensation Committee is empowered as it deems appropriate to retain a compensation consultant or firm to be used to assist the committee in benchmarking and setting appropriate compensation levels and policies. The Compensation Committee has a charter, which is reviewed on an annual basis.

The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior performance and consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Compensation Committee believes appropriate to align the short- and long-term interests of the Company’s executives with that of its stockholders and to encourage executives to act as equity owners of the Company. The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation structure. The Compensation Committee also retains an independent compensation consultant to assist it in evaluating the Company’s executive compensation programs and in setting the Chief Executive Officer’s compensation. The consultant reports directly to the Compensation Committee. The use of an independent consultant provides additional assurance that the Company’s compensation programs are reasonable and consistent with the Company’s objectives.

The Compensation’s Committee’s general philosophy, compensation structure and components of compensation are discussed below for the Company’s Chairman and Chief Executive Officer and for the Company’s other executive officers.

Chairman and Chief Executive Officer Compensation

The Committee conducted an annual review of, and recommended, the compensation package in fiscal 2005 for Ronald M. Shaich, our Chairman and Chief Executive Officer, including his annual base salary, annual bonus performance levels and long-term incentive performance levels. The Compensation Committee also considers other forms of compensation.

Philosophy

The Compensation Committee seeks to set the compensation of our Chairman and Chief Executive Officer at a level which is competitive with companies of similar size in our industry. Mr. Shaich has the overall responsibility of Chairman of the Board of Directors and Chief Executive Officer. The Compensation Committee examined compensation structures for the chief executive officer of companies in the restaurant industry using generally available source material from business periodicals and other sources, and sought to structure the Chairman and Chief Executive Officer’s compensation at a competitive level appropriate to the comparable companies’ group. The companies examined for purposes of evaluating and setting compensation of the Chairman and Chief Executive Officer are not necessarily included in the “Standard & Poor’s MidCap Restaurants Index” used in the stock performance graph set forth under “Comparison of Cumulative Total Return” below.

Compensation Structure

The compensation of the Chairman and Chief Executive Officer is structured to be competitive within our industry, is based upon the Company’s financial performance and is reviewed and established annually by the Compensation Committee. In March of each year, the Compensation Committee reviews our financial performance plan for that year, and establishes targeted compensation based upon targeted pre-tax earnings in the Company’s financial plan. The Compensation Committee also may consider various qualitative performance measures from year to year.

Components of Compensation

Salary.  The salary shown in the Summary Compensation Table represents the fixed portion of compensation for the Chairman and Chief Executive Officer for the year. Changes in salary depend upon overall Company performance as well as levels of base salary paid by companies of similar size in our industry.

In March 2005, the Compensation Committee approved a $500,000 base salary for Mr. Shaich in 2005. His salary for the past three fiscal years is set forth in the Summary Compensation Table.

Bonus.  The bonus is the principal incentive-based compensation paid annually to the Chairman and Chief Executive Officer. In determining the bonus amount, the Compensation Committee considers comparable industry overall compensation packages, performance against individual goals, and Company performance. Based on these factors, Mr. Shaich receives a bonus in a predetermined amount if the Company achieves its financial and strategic objectives for the fiscal year, including the pre-tax earnings target discussed above. His target bonus is reduced or increased if the Company falls short of, or exceeds, the objectives by predetermined percentages, and may be further adjusted either up or down based on a subjective evaluation of such performance. Generally, the target bonus is 100% of base salary, with a potential bonus opportunity of twice that amount.

The Chairman and Chief Executive Officer may elect to take his bonus in cash or in the form of 6-year, fully vested, stock options for that number of shares of Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option would be equal to the fair market value of our Class A Common Stock on the date of grant.

The Compensation Committee awarded Mr. Shaich a bonus of $600,000 for fiscal 2005, which represented 120% of the target bonus. Mr. Shaich received the bonus in the form of cash. The amount of the bonus was based on the Company’s performance of financial and strategic objectives for the year, and other performance measures. Mr. Shaich earned a cash bonus of $400,000 for fiscal 2004, which represented 100% of the target bonus for that year. Mr. Shaich did not earn a cash bonus under the bonus plan for fiscal 2003.

Long-Term Incentive Compensation.  Mr. Shaich is eligible to participate in the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”). The Compensation Committee awards restricted stock, choice awards and performance awards under the 2005 LTIP to further align the Chairman’s interest with the Company’s stockholders on both a short- and long-term basis.

Based on the factors discussed above, the Compensation Committee awarded Mr. Shaich a restricted stock award of 5,470 shares, a choice award, at Mr. Shaich’s election, of either a restricted stock award of 5,470 shares or a stock option to purchase 21,880 shares, and a performance award target of $750,000. In February 2006, Mr. Shaich elected to receive the stock option to purchase 21,880 shares of Class A Common Stock. The stock option has an exercise price of $72.58 per share, vests over a five-year period from September 15, 2005, with 25% vesting on September 15, 2007, and an additional 25% vesting on September 15, 2008, 2009, and 2010, respectively, and has a six year term. In fiscal 2005, Mr. Shaich received stock options for 125,000 shares of Class A Common Stock with an exercise price of $54.41 per share, which vested on the grant date and have a six year term. In fiscal 2004, Mr. Shaich received stock options for 100,000 shares of Class A Common Stock with an exercise price at the then fair market value of $36.00 per share, which vested on the grant date and have a six year term.

Other Compensation.  The Compensation Committee also considers the value of other compensation for the Chairman and Chief Executive Officer. In the past, Mr. Shaich has received compensation in the form of personal chartered air travel, car lease and car insurance payments, matching contributions to the Company’s 401(k) plan, life insurance premiums, a relocation reimbursement and other forms of compensation. Some of these items are summarized in the summary compensation table and the notes to that table. The actual value realized for these other forms of compensation may differ materially from the amounts set forth in the table. Mr. Shaich is also entitled to participate in our employee stock purchase plan and other benefit plans.

Executive Officer Compensation

Our Compensation Committee is responsible for establishing the compensation, including salary, bonus and incentive compensation, of our other executive officers. The Compensation Committee also considers other forms of compensation. The Compensation Committee reviews the overall philosophy and structure of such compensation, including performance and compensation targets, with the Chief Executive Officer, as well as the recommended compensation levels for each executive officer.

Philosophy

In compensating our executive officers, the Chief Executive Officer and Compensation Committee seek to structure a salary, bonus and incentive compensation package that will help attract and retain talented individuals and align the interests of the executive officers with the interests of our stockholders. The Compensation Committee examined compensation structures for executive officers of companies in the restaurant industry using sources similar to those used in reviewing our Chairman’s compensation.

The Compensation Committee targets total compensation of our other executive officers. The Compensation Committee also considers the total value of the annual compensation for each executive and all executives as a group.

As often as seems appropriate, but at least annually, the Compensation Committee reviews our executive compensation program to judge its consistency with our compensation philosophy, whether it supports our strategic and financial objectives, and whether it is competitive within our industry.

Components of Compensation

There are two primary components to the compensation of our executive officers: annual cash compensation (consisting of salary and bonus incentives) and long-term incentive compensation.

Annual Cash Compensation.  Each executive officer’s compensation consists of a base salary and a bonus. The individual’s base salary is designed to be competitive with companies of a similar size in our industry while taking into account the strengths and talents of the individual officer. In fiscal 2005, the executive officers other than Mr. Shaich received an average salary increase of 16%. An officer’s bonus is based on his or her performance against individual goals, operating group performance and other subjective criteria as well as overall Company performance with a target bonus generally in the range of 30% to 50% of the individual’s base salary with a potential bonus opportunity of twice the amount of the targeted percentage. For fiscal 2005, the executive officers in office at year-end other than Mr. Shaich had an average target bonus of 37% of base salary and received an average cash bonus of 117% of that target bonus.

Thus, our cash compensation practices seek to motivate executives by requiring excellent performance measured against both internal goals and competitive performance.

Long-Term Incentive Compensation.  The second element of executive compensation is long-term incentive compensation, which was awarded for fiscal year 2005 under the 2005 LTIP. Currently, the Chief Executive Officer recommends, and the Compensation Committee grants, awards under the 2005 LTIP. The awards under the 2005 LTIP depend on the executive’s position and performance as well as his or her overall compensation package compared to companies of a similar size in our industry. In fiscal 2005, the executive officers other than Mr. Shaich received an average award under the 2005 LTIP comprised of restricted stock awards for 1,945 shares, stock option awards to purchase 8,291 shares and performance target awards of $140,000.

Other Compensation.  The Compensation Committee also considers the value of the annual compensation for each of the Company’s executive officers and all executive officers as a group. Generally, this compensation consists of matching contributions to the Company’s 401(k) plan, life insurance premiums, relocation reimbursements, chartered air travel and other forms of compensation. For the Company’s named executive officers, these items are summarized in the summary compensation table and the notes to that table. The actual value realized for these other forms of compensation may differ materially from the amounts set forth in the table. Our executive officers are also entitled to participate in our employee stock purchase plan and other benefit plans.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to each of its named executive officers unless certain requirements are met. In general, the Compensation Committee seeks to structure the stock-based compensation granted to our executive officers to allow the Company to deduct the officers’ compensation; however, it is possible that compensation from our executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the Compensation Committee may choose to authorize executive compensation that is not exempt from the $1,000,000 limit if the Compensation Committee believes the compensation is appropriate and in the best interests of the Company and its stockholders, after taking into consideration general business conditions and the performance of the Company’s executives.

Respectfully submitted.

Domenic Colasacco
Fred K. Foulkes
Larry J. Franklin
Compensation and Stock Option Committee

COMPARISON OF CUMULATIVE TOTAL RETURN
(Assumes $100 Investment on December 30, 2000)

The following graph and chart compares the cumulative annual stockholder return on our Class A Common Stock over the period commencing December 30, 2000, and continuing through December 27, 2005, to that of the total return index for The Nasdaq Stock Market Index and the Standard & Poor’s MidCap Restaurants Index, assuming an investment of $100 on December 30, 2000. In calculating total annual stockholder return, reinvestment of dividends, if any, is assumed. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our Class A Common Stock and are not intended to forecast or be indicative of future performance of the Class A Common Stock. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. We obtained information used on the graph from Research Data Group, Inc., a source we believe to be reliable, but we disclaim any responsibility for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PANERA BREAD COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P MIDCAP RESTAURANTS INDEX

* $100 invested on December 30, 2000 in stock or on December 31, 2000 in index-including reinvestment of dividends. Index calculated on month-end basis.

	12/30/00	12/29/01	12/28/02	12/27/03	12/25/04	12/27/05
PANERA BREAD COMPANY	$100.00	$236.05	$309.57	$346.30	$348.32	$588.36
NASDAQ STOCK MARKET (U.S.)	$100.00	$70.75	$51.08	$76.82	$85.44	$96.38
S&P MIDCAP RESTAURANTS	$100.00	$140.92	$134.19	$167.52	$157.65	$154.09

For the S&P Midcap Restaurants Index and the Nasdaq Stock Market Index, the total return to stockholders is based on the values of such indices as of the last trading day of the relevant calendar year, which may be different from the end of our fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 27, 2005 and has discussed these financial statements with the Company’s management and PricewaterhouseCoopers, LLP, the Company’s registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the registered public accounting firm their independence from the Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2005.

By the Audit Committee of the Board of Directors of Panera Bread Company.

Respectfully submitted,

Domenic Colasacco
Fred K. Foulkes
Thomas E. Lynch

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of February 28, 2006, with respect to the beneficial ownership of our Class A and Class B Common Stock by:

•	each director and director nominee,

•	the named executive officers in the Summary Compensation Table,

•	all of our directors, director nominees and executive officers as a group, and

•	each person we know to beneficially own more than five percent of any class of our Common Stock.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

We have determined beneficial ownership in accordance with the rules promulgated by the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed.

Applicable percentage ownership is based on 29,805,619 shares of Class A Common Stock and 1,400,621 shares of Class B Common Stock issued and outstanding on February 28, 2006. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of Common Stock subject to options or warrants held by that person or entity that are currently exercisable within 60 days of February 28, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

	Class A Common Stock			Class B Common Stock			Combined Voting
Name of Beneficial Owner	Number		Percent	Number		Percent	Percentage(1)

Officers and Directors
Ronald M. Shaich	1,815,245	(2)	6.0%	1,313,705	(2)	93.8%	12.9	%(2)
Domenic Colasacco	41,867	(3)	*	—		—	*
Larry J. Franklin	41,867	(4)	*	—		—	*
Fred K. Foulkes	35,867	(5)	*	—		—	*
Thomas E. Lynch	21,867	(6)	*	—		—	*
Neal J. Yanofsky	45,255	(7)	*	—		—	*
Michael J. Kupstas	27,802	(8)	*	—		—	*
Mark A. Borland	1,422		*	—		—	*
Scott G. Davis	19,413	(9)	*	—		—	*
All directors, director nominees and executive officers as a group (15 persons)	2,097,642	(10)	6.9%	1,313,705		93.8%	13.7%
5% Security Holders
FMR Corp.	4,014,551	(11)	13.5%	—		—	11.8%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	2,216,480	(12)	7.4%	—		—	6.5%
100 E. Pratt Street
Baltimore, MD 21202

*	Less than one percent.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote, while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (29,805,619 votes) and the Class B Common Stock (4,201,863 votes) entitle their holders to an aggregate of 34,007,482 votes as of February 28, 2005. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.

(2)	Includes, with respect to Class A Common Stock, 1,313,705 shares that are issuable upon conversion of the same number of shares of Class B Common Stock beneficially owned by Mr. Shaich, options for 355,000 shares exercisable within 60 days of February 28, 2006 and 126,070 shares held in a charitable foundation for which Mr. Shaich serves as Trustee. Includes, with respect to Class B Common Stock, 32,557 shares held in a trust of which Mr. Shaich serves as Trustee. The combined voting percentage assumes that none of the shares of Class B Common Stock beneficially owned by Mr. Shaich are converted into shares of Class A Common Stock.

(3)	Consists of options for 41,867 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(4)	Consists of options for 41,867 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(5)	Includes options for 31,867 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(6)	Consists of options for 21,867 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(7)	Includes 200 shares owned by Mr. Yanofsky’s wife, for which Mr. Yanofsky disclaims beneficial ownership, and options for 40,000 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(8)	Consists of 8,708 shares held in a revocable trust over which Mr. Kupstas shares beneficial ownership with his wife and options for 16,250 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(9)	Includes of 1,569 shares owned by Mr. Davis in the Company’s 401(k) plan and options for 6,250 shares of Class A Common Stock exercisable within 60 days of February 28, 2006.

(10)	In addition to the directors and executive officers listed above, also includes shares of Class A Common Stock beneficially owned by Messrs. Hood, Kish, Maguire, Markowitz and Nolan, and Mses. Fine and Gray. Includes options for 585,718 shares of Class A Common Stock exercisable within 60 days of February 28, 2006, 1,313,705 shares of Class B Common Stock, which are convertible into shares of Class A Common Stock on a share for share basis, 50 shares of Class A Common Stock owned by relatives of Mr. Hood over which he shares beneficial ownership, 2 shares of Class A Common Stock owned by members of Mr. Kish’s immediate family over which Mr. Kish shares beneficial ownership, and 1,020 shares of Class A Common Stock owned by Michael Markowitz & Associates Profits Sharing Plan over which Mr. Markowitz shares beneficial ownership.

(11)	Consists of shares reported as beneficially owned by FMR Corp. and Edward C. Johnson 3d. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 4,014,351 shares of the Class A Common Stock outstanding, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity ContraFund, amounted to 2,909,851 shares of the Class A Common Stock outstanding. Fidelity ContraFund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 4,014,351 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Strategic Advisors, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 200 shares of Class A Common Stock as a result of its serving as investment manager of the institutional accounts. Members of the Edward C. Johnson 3rd family are the predominant owners of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B stockholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 4, filed with the Securities and Exchange Commission on February 14, 2006.

(12)	Consists of shares reported as beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”), of which Price Associates reports sole voting power with respect to 405,680 shares and sole disposition power with respect to 2,216,480 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients for which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates for which it also serves as investment advisor (“T. Rowe Price Funds”), only State Street Bank and Trust Company, as custodian for each of such T. Rowe Price Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the stockholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 1, filed with the Securities and Exchange Commission on February 14, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. We believe that during the fiscal year ended December 27, 2005, our directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, with the following exceptions:

•	Late Form 4 reports were filed on January 7, 2005 by each of Domenic Colasacco, Fred Foulkes, Larry Franklin, George Kane and Thomas Lynch to report the receipt of director stock option grants on December 25, 2004.

•	A late Form 3 report was filed on March 17, 2005 by Thomas Kish to report his initial statement of beneficial ownership of our Common Stock.

•	A late Form 4 report was filed on June 3, 2005 by Neal Yanofsky to report the receipt of a stock option grant on March 4, 2005.

•	A Form 5 report was filed on February 10, 2006, in lieu of reporting two transactions on late Form 4 reports, by Michael Markowitz to report the acquisition of shares of Class A Common Stock by Michael Markowitz & Associates Inc. on March 3, 2005 and on September 1, 2005.

In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations that no other reports were required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since December 26, 2004, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the compensation of our directors and executive officers, employment agreements and other agreements described above under “Compensation of Directors,” “Employment Arrangements with Executive Officers” and “Executive Compensation.”

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

The Board of Directors currently consists of five members, divided into three classes as follows:

•	Domenic Colasacco and Thomas E. Lynch constitute a class with terms ending at the upcoming Annual Meeting;

•	Larry J. Franklin constitutes a class with a term ending in 2007; and

•	Ronald M. Shaich and Fred K. Foulkes constitute a class with terms ending in 2008.

In addition, the Board has named George E. Kane as a non-voting Director Emeritus, in honor of his long service to our company, with his term ending at the 2007 Annual Meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Domenic Colasacco and Thomas E. Lynch are current directors whose terms expire at the upcoming Annual Meeting. Both Messrs. Colasacco and Lynch are nominated for re-election as Class II directors, with terms ending in 2009.

Unless otherwise instructed in the proxy, all proxies will be voted for the election of the nominees identified above to a three-year term ending in 2009, such nominees to hold office until their successors have been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate by striking out the name(s) of the nominee(s) on the proxy card. We do not contemplate that a nominee will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board of Directors.

A plurality of the combined voting power of the shares of Class A and Class B Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect a nominee as a director.

The Board of Directors Recommends that You Vote “FOR” the
Election of Domenic Colasacco and Thomas E. Lynch.

PROPOSAL 2

APPROVAL OF OUR 2006 STOCK INCENTIVE PLAN

On March 9, 2006, our Board of Directors adopted the 2006 Stock Incentive Plan (the “2006 Plan”), and we are asking our stockholders to approve the 2006 Plan. We currently have two equity compensation plans: our 2001 Employee, Director and Consultant Stock Option Plan (the “2001 Plan”), which allows us to grant stock option grants to employees, directors and consultants, and our 1992 Equity Incentive Plan (the “1992 Plan”), which allows us to grant stock options, stock appreciation rights, performance shares and restricted stock awards only to employees and consultants (and not non-employee directors). As of March 31, 2006, 1,045,400 shares of Class A Common Stock were available for future awards under the 2001 Plan and 445,734 shares of Class A Common Stock were available for future awards under the 1992 Plan.

If our stockholders approve the 2006 Plan, then:

•	Effective as of the date of the 2006 Annual Meeting, we will grant no further stock options, restricted stock or other awards under the 2001 Plan or the 1992 Plan.

•	With the determination not to grant further awards under the 2001 Plan or the 1992 Plan described above, we will have a total of 1,500,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits and other similar events) for future grant — all under the 2006 Plan. We have no other active stock plans under which it grants stock options, stock appreciation rights, restricted stock or other similar equity awards to our employees, officers, consultants or directors. Accordingly, the approval of the 2006 Plan will result in a net increase in shares available for grant under our stock plan of only approximately 8,886 from the number that we had available under our 2001 Plan and 1992 Plan as of March 31, 2006.

•	We will grant to each of our non-employee directors, as part of their equity compensation for service during the 2005 fiscal year described above under “Compensation of Directors,” 467 shares of Class A Common Stock. This compensation was approved by our Board of Directors in January 2006, but the grants could not be made because our non-employee directors are currently eligible to receive awards only under our 2001 Plan (which only allows us to grant options) and are not eligible to receive awards under our 1992 Plan (which allows us to grant options, stock appreciation rights, performance shares and restricted stock awards). We believe it is important that we have the ability to grant a range of equity awards, and not just stock options, to our employees and all of our directors, including our non-employee directors.

As of March 31, 2006, the last sales price per share of our Class A Common Stock, as reported on the Nasdaq National Market, was $75.18.

The Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2006 Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of the 2006 Plan and the reservation of 1,500,000 shares of Class A Common Stock for issuance thereunder.

Description of the 2006 Plan

Some key features of the 2006 Plan are summarized below. Please keep in mind, however, that this brief summary is not a complete description of all the provisions of the 2006 Plan. A copy of the 2006 Plan is attached as Exhibit A to this Proxy Statement.

Corporate Governance

The 2006 Plan reflects our commitment to strong corporate governance practices, including:

•	No Evergreen Features. The maximum number of shares that we can issue under the 2006 Plan is fixed and cannot be increased without stockholder approval.

•	Fixed Expiration Date. The 2006 Plan will expire on March 9, 2016. We cannot extend the term of the plan beyond that date without stockholder approval. Additionally, no awards may be granted under the 2006 Plan unless and until it has been approved by stockholders.

•	No Repricing or Reload Rights. The 2006 Plan prohibits us from repricing outstanding stock options or substituting lower-priced stock options for outstanding higher-priced options without stockholder approval. Additionally, the 2006 Plan prohibits us from granting any options that contain so-called reload rights, which are provisions entitling the option recipient to the automatic grant of additional options in connection with the exercise of the original option.

•	Administration by Compensation and Stock Option Committee. Our Board of Directors has delegated the administration of the 2006 Plan to the Board’s Compensation and Stock Option Committee, including the authority to grant awards, establish administrative guidelines under the plan and interpret the plan. Our Compensation and Stock Option Committee consists solely of independent, non-employee directors, and the Committee is authorized to engage independent compensation consultants to advise it on compensation matters.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may not be less than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our stock). Options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) subject to certain conditions, surrender to us of shares of Class A Common Stock, (3) subject to certain conditions, delivery to us of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of Class A Common Stock, subject to our right to repurchase or cause the recipient to forfeit all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. At the time of grant, our Compensation and Stock Option Committee determines the terms of each Restricted Stock Award, including the conditions that must be met in order to avoid repurchase or forfeiture and the vesting schedule, if any. However, the 2006 Plan provides that substantially all Restricted Stock Awards that vest based on the passage of time alone may not vest at a rate quicker than one-third of the Award per year and substantially all Restricted Stock Awards that vest based on the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the Award.

Other Stock-Based Awards.  Under the 2006 Plan, the Compensation and Stock Option Committee has the right to grant other Awards based upon the Class A Common Stock having such terms and conditions as the Compensation and Stock Option Committee may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Class A Common Stock, and the grant of Awards entitling recipients to receive shares of Class A Common Stock to be delivered in the future.

Transferability of Awards

Except as the Compensation and Stock Option Committee may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the person to whom an Award is granted, Awards are exercisable only by such person.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of our company and our subsidiaries are eligible to be granted Awards under the 2006 Plan. Our former directors are also eligible to be granted Awards under the 2006 Plan with respect to Awards granted in connection with services rendered while they were a director of our company. The provision allowing our former directors to be eligible to receive Awards under the 2006 Plan will be used in connection with our director compensation program, in which directors are granted Awards on the first business day of a fiscal year for services rendered during the prior fiscal year. Individuals to whom Awards are granted are referred to as participants.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which awards other than options may be granted is 1,200,000.

Plan Benefits

As of March 31, 2006, approximately 375 persons were eligible to receive Awards under the 2006 Plan, including our 12 executive officers and four non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and, other than the grants to our non-employee directors described in the next sentence, we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. If the stockholders approve the 2006 Plan, we plan to grant to each of our non-employee directors, as part of their equity compensation for service during the 2005 fiscal year described above under “Compensation of Directors,” 467 shares of Class A Common Stock. This compensation was approved by our Board of Directors in January 2006, but the grants could not be made because our non-employee directors are currently eligible to receive awards only under our 2001 Plan (which only allows us to grant options) and are not eligible to receive awards under our 1992 Plan (which allows us to grant options, stock appreciation rights, performance shares and restricted stock awards).

Administration

The 2006 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors has delegated authority under the 2006 Plan to the Compensation and Stock Option Committee of the Board of Directors.

Subject to any applicable limitations contained in the 2006 Plan, the Compensation and Stock Option Committee selects the recipients of Awards and determines (1) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 100% of fair market value of the Class A Common Stock), (3) the duration of options (which may not exceed 10 years), and (4) the number of shares of Class A Common Stock subject to any restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (1) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) any liquidation or dissolution of us. In connection with a Reorganization Event, the Board of Directors or the Compensation and Stock Option Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (a) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (2) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (e) provide that, in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing.

Except as described above, the Board of Directors or the Compensation and Stock Option Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. In addition, shares of Common Stock tendered by a participant upon the exercise of an award in a “cashless” exercise or to satisfy tax withholding obligations will not be added back to the number of shares available for the future grant of Awards under the 2006 Plan.

Substitute Options

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of another entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2006 Plan. Substitute options will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation and Stock Option Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after March 9, 2016 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan. However, no amendment requiring stockholder approval under any applicable legal or regulatory requirement, or under the rules of the Nasdaq National Market, will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 Plan.

If Stockholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and we will not grant any Awards under the 2006 Plan. In such event, we will continue be able to make awards under our 2001 Plan and our 1992 Plan and our Board of Directors will consider whether to propose or adopt alternative arrangements based on its assessment of the needs of our company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans (including individual compensation arrangements), which authorize the issuance of equity securities as of December 27, 2005:

			Number of Securities
			Remaining Available
	Number of Securities to	Weighted Average	for Future Issuance
	be Issued Upon Exercise	Exercise Price of	Under Equity
	of Outstanding Options(1)	Outstanding Options	Compensation Plans(2)

Plan Category:
Equity Compensation Plans Approved by Security Holders(3)	2,569,407	$34.19	1,520,531
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,569,407	$34.19	1,520,531

(1)	Number of shares is subject to adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after December 27, 2005, 454,179 shares under the 1992 Equity Incentive Plan may be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the 2001 Employee, Director, and Consultant Stock Option Plan, 1992 Employee Stock Purchase Plan, 1992 Equity Incentive Plan, and the Formula Stock Option Plan for Independent Directors.

The Board Of Directors Recommends That You Vote “For” Approval
of our 2006 Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 26, 2006. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PwC are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

PwC was our independent registered public accounting firm for our fiscal years ended December 27, 2005 and December 25, 2004. A summary of the fees we paid to PwC during our 2005 and 2004 fiscal years follows:

Nature of Service	2005 Fees	2004 Fees

Audit Fees(a)	$552,306	$673,116
Audit-Related Fees(b)	$23,000	$69,635
Tax Fees(c)	$94,183	$115,459
All Other Fees(d)	$1,500	$1,500

(1)	The “Audit Fees” represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements.

(2)	The “Audit-Related Fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These fees include our payments to PwC in 2005 and 2004 for their audit of our 401(k) plan and in 2004 for audit consultation on various accounting and financial reporting matters. The Audit Committee pre-approved 100% of the “Audit-Related Fees” in 2005 and 2004.

(3)	The “Tax Fees” include our payments to PwC in 2005 and 2004 for their preparation of our federal, state, and local income tax returns and in 2004 for their consultation on various income tax return matters. The Audit Committee pre-approved 100% of the “Tax Fees” in 2005 and 2004.

(4)	The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”) including fees related to the use of PwC’s accounting literature in 2005 and 2004. The Audit Committee pre-approved 100% of the “All Other Fees” in 2005 and 2004.

The Audit Committee determined that the provision of the non-audit services by PwC described above is compatible with maintaining PwC’s independence.

The Audit Committee as a whole, or through the Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent registered public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by PwC and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment to a vote of the stockholders, the Board of Directors continues to believe it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends that You Vote “FOR” the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
for our 2006 Fiscal Year.

OTHER BUSINESS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of stockholders. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received at our principal executive offices no later than January 25, 2007, which is no less than 120 calendar days prior to the anniversary of the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 25, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2007 Annual Meeting of Stockholders but not included in the proxy statement by March 26, 2007, but not before December 26, 2006, which is not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2007 Annual Meeting is scheduled to be held on a date before April 25, 2007, or after July 24, 2007, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2007 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the Board of Directors is increased.

Each stockholder’s notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder’s name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

For nominations, a stockholder’s notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

MISCELLANEOUS

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2005 fiscal year without charge upon written request to: Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

EXHIBIT A

PANERA BREAD COMPANY
2006 STOCK INCENTIVE PLAN

1.  PURPOSE.

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Panera Bread Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  ELIGIBILITY.

All of the Company’s employees, officers, directors (and former directors with respect to awards granted in connection with services rendered while a director of the Company), consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.  ADMINISTRATION AND DELEGATION.

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan or Award made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares (or value thereof) subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.  STOCK AVAILABLE FOR AWARDS.

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,500,000 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (ii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per Company fiscal year. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). The Board may establish rules and procedures providing for the automatic deferral of vesting of Awards for “Covered Employees” (as defined in Section 162(m) of the Code) as necessary to avoid a loss of deduction under Section 162(m) of the Code.

(2) Limit on Awards other than Options. The maximum number of shares with respect to which Awards other than Options may be granted shall be 80% of the total number of shares of Common Stock available under this Plan.

(3) Limit on Awards to Directors. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be an amount equal to the sum of (a) such aggregate number of shares sufficient to grant during the lifetime of the Plan to all such directors who are not employees of the Company at the time of grant an annual grant, for each such director, of (i) a number of shares of Common Stock equal to $32,000 divided by the fair market value of the Common Stock on the date of grant and (ii) an Option to purchase such number of shares of Common Stock as is equal to six times the number of shares of Common Stock awarded under clause (i) above, plus (b) 5% of the total number of shares of Common Stock available under this Plan.

5.  STOCK OPTIONS.

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Panera Bread Company, any of Panera Bread Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive

Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(e) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(g) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(i) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.  RESTRICTED STOCK; RESTRICTED STOCK UNITS.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall vest as determined by the Board; provided, however that in no event shall (i) any of the Restricted Stock Award vest prior to the first anniversary of the date of grant, (ii) more than 33 1/3% vest between the first anniversary of the date of grant and the second anniversary of the date of grant, or (iii) more than 66 2/3% vest prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall vest as determined by the Board; provided, however that in no event shall such Restricted Stock Awards vest prior to the first anniversary of the date of grant. This subsection (c)(1) shall not apply to a maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be granted that is equal to 5% of the total number of shares of Common Stock available under this Plan.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Restricted Stock may be represented by physical stock certificates or may be issued in electronic form or book-entry credit. Any issuance of Restricted Stock in electronic form or book-entry credit shall be made in compliance with applicable laws and regulations. Any physical stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the physical certificates representing the Restricted Stock, or cause to be issued in electronic form or book-entry credit the Restricted Stock, no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.  OTHER STOCK-BASED AWARDS.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. In addition to the terms and conditions set forth in the Plan, each Award may contain such terms and conditions, consistent with the Plan, as determined by the Board.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. Except as otherwise provided in Section 5(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 6(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date consistent with their terms.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the Nasdaq National Market (“Nasdaq”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

                 Panera Bread Company

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.

1. Election of (2) directors to the Board of Directors to serve for a term ending in 2009 or until such nominees’s successor is duly elected and qualified.

	For	Withhold

01 - Domenic Colasacco	☐	☐

02 - Thomas E. Lynch	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
2. Adoption of the Company’s 2006 Stock Incentive Plan	☐	☐	☐

	For	Against	Abstain

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 26, 2006.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Mark this box with an X if you have made comments below.	☐

Mark this box with an X if you plan to attend the meeting.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 9 0 4 6 1	1 U P X	C O Y

Proxy - Panera Bread Company

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, MO 63117
Annual Meeting of Stockholders - May 25, 2006
Proxy Solicited on Behalf of the Board of Directors
The undersigned, revoking all prior proxies, hereby appoints Neal J. Yanofsky and Patricia A. Gray, or either of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2006 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the Hilton St. Louis Frontenac at 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131, on May 25, 2006, at 10:30 a.m., Central Daylight Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND, IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.
This card also provides confidential voting instructions for shares held in the Panera, LLC 401(k) Plan, which we refer to as the Plan. If you are a participant and have vested shares of Panera Common Stock allocated to your account in the Plan, please read the following instruction regarding voting of those shares.
Trustee’s Authorization: You may direct Banker’s Trust Company, as trustee of the Plan, how to vote shares of Panera Bread Company Common Stock allocated to your Plan account by completing and returning this Voting Instruction Form. The Company’s Chief Financial Officer will vote all shares for which no instructions are received “FOR” the nominees listed on the reverse side and “FOR” Proposals 2 and 3. The Trustee will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Computershare before 11:59 p.m., Eastern Daylight Time, on May 24, 2006.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE
unless you vote over the Internet or by Telephone.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site. WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or over the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 24, 2006.
THANK YOU FOR VOTING